UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2022

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37888	46-5726437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100

Moorestown, New Jersey 08057

(Address of Principal Executive Offices, and Zip Code)

(866) 648-2767

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TRHC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

PrescribeWellness Asset Purchase Agreement

On June 18, 2022 (the “Signing Date”), Tabula Rasa HealthCare, Inc., a Delaware corporation (the “Company”), and Tabula Rasa HealthCare Group, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Seller”), entered into an Asset Purchase Agreement (the “PW Purchase Agreement”) with Transaction Data Systems, Inc., a Florida corporation (“Buyer”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the PW Purchase Agreement.

Pursuant to the PW Purchase Agreement and in accordance with the terms and conditions set forth therein, Seller agreed to sell to Buyer its unincorporated PrescribeWellness business division (the “PrescribeWellness Business”) and the assets, properties, and rights that are primarily used or held for use in connection with the PrescribeWellness Business as described in the PW Purchase Agreement (together with the PrescribeWellness Business and the KD Assets (as defined below), the “PW Assets,” and the sale of such PW Assets as provided for in the PW Purchase Agreement, the “PW Asset Disposition”). The PrescribeWellness Business provides cloud-based patient engagement solutions that facilitate collaboration between pharmacies, patients, payers, providers, and pharmaceutical companies and includes identification of priority outreach targets, multichannel patient communications, including voice and text, vaccination program support, personalized business planning, marketing and community engagement, Medicare plan reviews, medication adherence and synchronization, eCare plans (inclusive of medical billing), and digital consumer offering. The Company had previously announced its intention to divest certain non-core assets, including the PrescribeWellness Business.

The board of directors of the Company (the “Board”) has unanimously approved the PW Purchase Agreement, the PW Asset Disposition, and the other transactions contemplated by the PW Purchase Agreement.

Consideration

As consideration for the PW Assets, Buyer will pay to Seller up to $140,000,000 in cash, of which $125,000,000 will be paid upon consummation of the PW Asset Disposition (the “PW Closing”) subject to certain adjustments related to the net working capital of the PrescribeWellness Business (the “Base Purchase Price”). The additional $15,000,000 is contingent consideration that will paid to Seller based upon the PrescribeWellness Business’s achievement of certain performance-based metrics during the fiscal years ending December 31, 2023 and 2024. Approximately $6,100,000 of the proceeds of the Base Purchase Price will be used by Seller to pay to KD (as defined below) the purchase price pursuant to the KD Purchase Agreement (as defined below), subject to certain adjustments set forth therein. The PW Purchase Agreement further provides for a post-closing, true-up adjustment based on the parties’ determination of the Final Working Capital Amount.

Representations, Warranties, and Covenants

The PW Purchase Agreement contains customary representations, warranties, and covenants from each of Seller and Buyer. Pursuant to the PW Purchase Agreement, Buyer has obtained a representation and warranty insurance policy to insure against certain losses arising from breaches of, or inaccuracies in, the representations and warranties of Seller. The policy is subject to exclusions, policy limits, and certain other terms and conditions.

During the period between the execution of the PW Purchase Agreement and the earlier of the PW Closing or termination of the PW Purchase Agreement, the Company has agreed to conduct its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the PW Purchase Agreement. The Company has also agreed not to (i) solicit proposals relating to an inquiry or proposal from any person relating to the disposition of the PW Assets or the PrescribeWellness Business (an “Acquisition Proposal”), (ii) enter into discussions or negotiations or provide non-public information in connection with any Acquisition Proposal, or (iii) enter into any agreements or other instruments regarding an Acquisition Proposal.

PW Closing Conditions and Termination Rights

The PW Closing is subject to the KD Closing (as defined below) and the satisfaction or waiver of certain customary closing conditions, including receipt of all required approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The PW Closing is not subject to a financing condition.

The PW Purchase Agreement contains certain termination rights for both Seller and Buyer, including, among others, the right to terminate if the PW Closing has not occurred on or prior to the date that is ninety days from the Signing Date. Additionally, if the PW Purchase Agreement is validly terminated by Seller under certain specified conditions, then Buyer will be obligated to pay to Seller a cash termination fee equal to $10,000,000.

The foregoing summary of the PW Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the PW Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Karmadata, Inc. Asset Purchase Agreement

On the Signing Date and as a condition to Buyer’s entry into the PW Purchase Agreement, Seller entered into an asset purchase agreement (the “KD Purchase Agreement” and, together with the PW Purchase Agreement, the “Purchase Agreements”) with karmadata, Inc., a Delaware corporation (“KD”), pursuant to which Seller agreed to purchase all of KD’s rights, title, and interests in and to certain intellectual property of KD that has historically been licensed to Seller, all intellectual property owned by KD that was developed or improved pursuant to the IP Development Agreement (as defined below), and all authorization rights and claims or causes of action with respect to the foregoing (collectively, the “KD Assets” and the purchase of such KD Assets as provided for in the KD Purchase Agreement, the “KD Asset Acquisition”). Seller’s entry into the KD Purchase Agreement was pursuant to Seller’s exercise of its right to purchase the KD Assets as provided for in that certain IP Development Agreement, by and between Seller and KD, dated as of December 1, 2016, as amended (the “IP Development Agreement”). As consideration for the KD Assets, Seller will pay to KD a total purchase price of approximately $6,800,000, subject to certain adjustments set forth in the KD Purchase Agreement.

The Board has unanimously approved the KD Purchase Agreement, the KD Asset Acquisition, and the other transactions contemplated by the KD Purchase Agreement.

The consummation of the KD Asset Acquisition (the “KD Closing”) is subject to customary closing conditions. The KD Purchase Agreement contains customary representations, warranties, and covenants from each of Seller and KD and provides certain termination rights for both Seller and KD.

As the KD Assets are to be acquired by Buyer as part of the PW Asset Disposition, the PW Purchase Agreement requires Seller to consummate the KD Asset Acquisition on or before the PW Closing. The KD Closing is a condition to the PW Closing.

The foregoing summary of the KD Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the KD Purchase Agreement, a copy of which is attached as Exhibit 2.2 hereto.

The representations, warranties, and covenants contained in the Purchase Agreements were made only for purposes of each such agreement and as of specific dates, were solely for the benefit of the respective parties to the Purchase Agreements, and may be subject to limitations agreed upon by the respective contracting parties. Accordingly, the Purchase Agreements are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreements, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Item 7.01.	Regulation FD Disclosure.

On June 21, 2022, the Company issued a press release announcing its entry into the PW Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events, or developments that the Company intends, expects, projects, believes, or anticipates will or may occur in the future. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this Current Report on Form 8-K and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments, and other relevant factors.

Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy the conditions to the consummations of the transactions; (iii) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Purchase Agreements; (iv) the effect of the announcement or pendency of the transactions on the Company’s business relationships, operating results, and business generally and potential difficulties in the Company’s employee retention as a result of the transaction; (v) risks related to diverting management’s attention from the Company’s ongoing business operations; (vi) the outcome of any legal proceedings that may be instituted against the Company, its officers, or directors related to the Purchase Agreements or the transactions; and (vii) other risk factors described in the Company’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The statements made herein are made as of the date of this disclosure and, except as may be required by law, the Company undertakes no obligation to update them, whether as a result of new information, future developments, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Asset Purchase Agreement, by and among Tabula Rasa HealthCare Group, Inc., Transaction Data Systems, Inc., and Tabula Rasa HealthCare, Inc., dated as of June 18, 2022

2.2*	Asset Purchase Agreement, by and between Tabula Rasa HealthCare Group, Inc. and karmadata, Inc., dated as of June 18, 2022

99.1	Tabula Rasa HealthCare, Inc. Press Release, dated June 21, 2022

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

* Certain of the exhibits and schedules to this exhibit are omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

	By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: June 21, 2022